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                                                                 EXHIBIT 99.A9.1

                               Exhibit 27(d)(x)
                            Endorsement (ELCONVNY)


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                       AUSA LIFE INSURANCE COMPANY, INC.
                               (A STOCK COMPANY)

                       Home Office: 4 Manhattanville Road
                            Purchase, New York 10577
                             Administrative Office:
                                 P.O. Box 9054
                         Clearwater, Florida 33758-9054

                                  ENDORSEMENT

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This Endorsement is attached to and forms a part of this Policy.

The Incontestable and Suicide provisions of this Policy will be effective from the date of coverage of the original Policy's Policy Date from which this Policy was converted.


Signed for us at our Office in Clearwater, Florida.


    /s/ Craig D. Vermie                               /s/ Tom A. Schlossberg
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        Secretary                                            President